UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 23, 2008 (June 20, 2008)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2008, Credence Systems Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LTX Corporation, a Massachusetts corporation (“LTX”), and Zoo Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of LTX (“Merger Sub”). The Merger Agreement provides the terms and conditions pursuant to which LTX and the Company have agreed to consummate a strategic combination by the merger of Merger Sub with and into the Company (the “Merger”). The Merger will be consummated in an all stock transaction. The Merger Agreement has been unanimously approved by the Board of Directors of LTX, Merger Sub and the Company.

At the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive shares of LTX common stock based on an exchange ratio that will be determined at the effective time of the Merger to cause holders of the Company’s common stock to own 50.02% of the outstanding common stock of the combined company. If the exchange ratio were calculated as of June 20, 2008, each outstanding share of the Company’s common stock would be converted into the right to receive approximately 0.6133 shares of LTX common stock in the Merger. Any such shares of LTX common stock issued with respect to any unvested shares of the Company’s restricted stock outstanding immediately prior to the effective time of the Merger will remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the effective time of the Merger. Further, at the effective time of the Merger, LTX will assume all of the Company’s outstanding equity-based awards under the Company’s stock incentive plans and all of the Company’s restricted stock units, and the Company’s 3.5% Convertible Notes due 2010 will remain issued and outstanding as notes of the Company that will become convertible into LTX common stock pursuant to a conversion ratio to be set forth in a supplemental indenture to be entered into upon the consummation of the Merger.

Prior to the effective time of the Merger, the Company will take all action necessary to cause all participants’ rights under the current offering periods under the Company’s 1994 Employee Stock Purchase Plan to terminate on or prior to the day immediately preceding the closing date of the Merger, and to allow all participants in the Plan to purchase shares of the Company’s common stock based upon any purchase rights then accrued.

The Merger Agreement also contains customary and reciprocal restrictions on the conduct of LTX’s and the Company’s businesses from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement or the effective time of the Merger.

The obligation of each party to consummate the Merger is subject to customary conditions including the requisite approval of the stockholders of LTX and the Company, the accuracy of the other party’s representations and warranties, subject to an overall material adverse effect qualification, the material performance of, and material compliance with, all agreements and covenants in the Merger Agreement, the execution and delivery of certain ancillary documents, the expiration or termination of the applicable antitrust waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of applicable foreign antitrust requirements, and the absence of certain governmental restraints on the Merger.

LTX and the Company may terminate the Merger Agreement at any time prior to the effective time of the Merger under certain circumstances including by mutual written consent, if the Merger is not consummated on or before January 20, 2009, if a governmental restraint prevents the consummation of the Merger, if the requisite stockholder approvals have not been obtained, or upon the other party’s uncured breach of any representation, warranty or obligation under the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Merger Agreement contains representations and warranties that LTX and the Company made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between LTX and the Company and may be subject to important qualifications and limitations agreed to by LTX and the Company in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between LTX and the Company rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Concurrently with the execution of the Merger Agreement, LTX and the directors and executive officers of the Company have entered into voting agreements (the “Company Stockholder Voting Agreements”) and the Company and the directors and executive officers of LTX have entered into voting agreements (the “LTX Stockholder Voting Agreements”). Pursuant to the Company Stockholder Voting Agreements and the LTX Stockholder Voting Agreements, the directors and executive officers of the Company and LTX have agreed to vote all of their shares of capital stock of the Company and LTX, respectively, in favor of the Merger and the Merger Agreement and against any proposal made in opposition thereto. The Company is a party to the

Company Stockholder Voting Agreements and LTX is a party to the LTX Stockholder Voting Agreements, but only to the extent that they have agreed not to take actions to permit their respective stockholders to contravene their obligations under such agreements. The Company Stockholder Voting Agreements and the LTX Stockholder Voting Agreements expire on the earlier of the termination of the Merger Agreement or the effective time of the Merger.

The foregoing description of the Company Stockholder Voting Agreements is qualified in its entirety by reference to the form of Company Stockholder Voting Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference. The foregoing description of the LTX Stockholder Voting Agreements is qualified in its entirety by reference to the form of LTX Stockholder Voting Agreement, attached hereto as Exhibit 10.2, which is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

LTX plans to file with the SEC a Registration Statement on Form S-4 in connection with the Merger and LTX and the Company plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the Merger. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about LTX, the Company, the Merger and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when they are available) and other documents filed with the SEC by LTX and the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when they are available) from LTX by contacting Mark Gallenberger at mark_gallenberger@ltx.com or 781-467-5417, or from the Company by contacting Brenda Ropoulos at brenda_ropoulos@credence.com or 408-635-4309.

LTX and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding LTX’s directors and executive officers is contained in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and its proxy statement dated November 6, 2007, which are filed with the SEC. As of June 16, 2008, LTX’s directors and executive officers beneficially owned approximately 4,201,725 shares, or 6.7%, of LTX’s common stock. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007, its proxy statement dated March 7, 2008 and its Current Reports on Form 8-K filed on April 18, 2007, May 1, 2008, June 10, 2008 and June 17, 2008, which are filed with the SEC. As of June 16, 2008, the Company’s directors and executive officers beneficially owned approximately 1,348,090 shares, or 1.3%, of the Company’s common stock. In connection with the transaction, Mr. Tacelli has agreed with LTX that the Merger will not constitute a change of control for purposes of his Change-of-Control Employment Agreement dated March 2, 1998 and Mr. Gallenberger has agreed with LTX that the Merger will not constitute a change of control for purposes of his Change-of-Control Employment Agreement dated October 2, 2000. In connection with the transaction, each of Mr. Lev and Mr. Eichler has entered into a Transition Services Agreement with the Company pursuant to which they have agreed to accept new positions with the Company, and perform certain transition services for the Company, for a period of six months following the closing of the transaction in exchange for certain salary, bonus, acceleration of equity-based awards and other compensation. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the execution of the Merger Agreement, each of Lavi Lev, President and Chief Executive Officer of the Company, and Kevin C. Eichler, Chief Financial Officer of the Company, has entered into a Transition Services Agreement with the Company (the “Transition Services Agreements”). Pursuant to the Transition Services Agreements, Mr. Lev and Mr. Eichler have agreed to accept new positions with the Company, and perform certain transition services for the Company, for a period of six months following the closing of the Merger in exchange for certain salary, bonus, acceleration of equity-based awards and other compensation. Mr. Lev and Mr. Eichler have also agreed not to compete with the Company for a period of nine months following the closing of the Merger. The Transition Services Agreements become effective upon the consummation of the Merger and such agreements will be of no force or effect if the Merger is not consummated or the Merger Agreement is terminated, except that the cancellation of the stock option granted to Mr. Lev on June 4, 2008 became effective immediately upon execution of Mr. Lev’s Transition Services Agreement.

The foregoing description of the Transition Services Agreements is qualified in its entirety by reference to the Transition Services Agreements, attached hereto as Exhibit 10.3 and 10.4, which are incorporated herein by reference.

Item 8.01. Other Events.

On June 22, 2008, LTX and the Company issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated June 20, 2008, by and among LTX Corporation, Zoo Merger Corporation and Credence Systems Corporation(1)
10.1	Form of Company Stockholder Voting Agreement
10.2	Form of LTX Stockholder Voting Agreement
10.3	Transition Services Agreement, dated June 20, 2008, by and between Lavi Lev and Credence Systems Corporation
10.4	Transition Services Agreement, dated June 20, 2008, by and between Kevin C. Eichler and Credence Systems Corporation
99.1	Press Release, dated June 22, 2008

(1)	The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such exhibits or schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Kevin C. Eichler
Kevin C. Eichler
Chief Financial Officer

Date: June 23, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated June 20, 2008, by and among LTX Corporation, Zoo Merger Corporation and Credence Systems Corporation(1)
10.1	Form of Company Stockholder Voting Agreement
10.2	Form of LTX Stockholder Voting Agreement
10.3	Transition Services Agreement, dated June 20, 2008, by and between Lavi Lev and Credence Systems Corporation
10.4	Transition Services Agreement, dated June 20, 2008, by and between Kevin C. Eichler and Credence Systems Corporation
99.1	Press Release, dated June 22, 2008

(1)	The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such exhibits or schedules to the SEC upon request.